Exhibit 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No 333-149916, as amended and File No 333-145098, as amended) of Freeseas Inc. and in the related Prospectuses of our report dated March 29, 2011, with respect to the consolidated financial statements in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Ernst & Young (Hellas) Certified Auditors — Accountants S.A.

May 18, 2011
Athens, Greece